Exhibit 99.1

Tortoise Capital Resources Corp.

Tortoise Capital Resources Corp. Releases Second Quarter 2012 Financial Results

FOR IMMEDIATE RELEASE

LEAWOOD, Kan. – July 5, 2012 – Tortoise Capital Resources Corp. (NYSE: TTO) today announced its financial results for the second quarter ended May 31, 2012.

Highlights

•	Second quarter distribution of $0.11 with guidance of no less than $0.44 annualized for 2012
•	TTO book value per share of $10.47 as of May 31, 2012, compared to $10.37 per share last quarter
•	Subsequent to the quarter end, TTO’s largest private holding, High Sierra, completed a merger with NGL Energy Partners, LP

Quarterly Performance Review

TTO’s book value per share was $10.47 as of May 31, 2012, compared to last quarter’s $10.37 per share.  The fair value of the investment securities portfolio, excluding short-term investments, at May 31, 2012 was $78.8 million, with $53.3 million of private securities and $25.5 million of publicly traded securities. The investment securities portfolio increased $2 million, as compared to Feb. 29, 2012. Of the increase, a $4 million loss is attributable to trading securities and a $6 million increase comes from other equity securities. High Sierra, one of the major holdings in the portfolio, drove most of the increase in equity securities.

TTO expects 2012 to be a year of transition during which the company seeks to execute a plan of obtaining REIT status by 2013. During the 2012 calendar year, assets acquired by TTO, if any, will be expected to create tax depreciation in order to shield all or a significant portion of any incremental income created by possible acquisitions.

Private Company Update

The fair value in VantaCore increased approximately $669,000 or 7% from February 29, 2012.  The increase is attributable to VantaCore’s continued improved performance, driven by cost cutting initiatives and the price increases that have gone into effect. VantaCore also completed its acquisition of Laurel Aggregates, LLC. VantaCore was unable to meet its minimum quarterly distribution of $0.475 per unit for its quarter ended March 31, 2012. TTO  17,421 preferred units and $0.23 in cash per common and preferred unit.

The fair value of Lightfoot decreased approximately $862,000 or 9.1% from the valuation at February 29, 2012. The decrease was driven by Lightfoot’s adjusted downward forecast for 2012. Lightfoot paid a quarterly distribution of $0.21 per unit, equal to the amount paid in the previous quarter.

The fair value of High Sierra increased approximately $6.3 million or 21.6% during the quarter primarily due to the announcement of the now completed transaction. High Sierra paid a quarterly distribution of $0.30 per unit, equal to the amount paid in the previous quarter.

Subsequent to the end of the quarter, NGL Energy Partners, LP and certain of its affiliates (collectively NGL) completed a merger with High Sierra and certain of its affiliates. TTO expects to receive approximately $9.4 million in cash and approximately 1.2 million newly issued units of NGL. Based on NGL’s closing price on June 19, 2012, and excluding any discount for restriction, the value of the NGL units expected to be received by TTO is approximately $28.2 million, implying aggregate consideration of approximately $37.6 million. TTO originally invested approximately $26.8 million in High Sierra. The NGL units are not subject to a lock-up agreement, however, they can only be sold pursuant to an exemption from the Securities and Exchange Commission (SEC)’s registration requirements, such as Rule 144.

11550 Ash Street, Suite 300  |  Leawood, KS 66211  |  p: 913.981.1020  |  f: 913.981.1021  |  www.tortoiseadvisors.com

Tortoise Capital Resources Corp.

Distribution Guidance

On May 7, 2012, TTO declared a distribution of $0.11 per share.  The distribution was paid on June 1, 2012 to stockholders of record on May 24, 2012.  The dividend reinvestment amounted to 3.2 percent of the total. TTO’s portfolio of real property assets and investment securities generate cash flow from which it pays distributions to stockholders. As of the second quarter 2012, the most significant source of stockholder distributions continues to be the distributions from investment securities. TTO continues to believe that its investments should support a sustainable annualized distribution of not less than $0.44 per share.

NGL has announced that its management intends to recommend to the NGL Board an increase in the annual distribution on its units to $1.65. Distributions by NGL at that rate are expected to generate an anticipated $495,000 per quarter for us, beginning with the distribution for the quarter ending September 30, 2012. TTO expects to receive one third of that distribution for the quarter ending June 30, 2012.

Changes in Financial Reporting

As a result of the withdrawal of TTO’s election to be regulated as a BDC, it is no longer regulated by the Investment Company Act of 1940. The reporting conforms to the format more commonly used by REITs. The 10-Q as filed for the period ended May 31, 2012 reports TTO’s second quarter financial results. As stated in the 10-K for the year ended Nov. 30, 2011, the consolidation of Mowood, LLC began when TTO withdrew its election to be treated as a BDC and began reporting financial results in accordance with general corporate reporting guidelines versus the AICPA Investment Company Audit Guide. Due to this transition, comparable prior year financial statements should be read in conjunction with the Management’s Discussion & Analysis. Items on the consolidated statement of income for the period ended May 31, 2011 have been reclassified and aggregated to conform to the presentation of results of operations for the period ended May 31, 2012.  Due to the change in strategy, income from investment securities is now reported in other income.  Components of cash flows for the period ended May 31, 2011 have also been reclassified and aggregated to conform to the presentation of cash flows for the period ended May 31, 2012.

With plans to liquidate securities and transition the funds into the purchase of assets that will permit TTO to qualify as a REIT, TTO is reporting the gains (losses) on the securities transactions as Other Income and separate from Income from Operations.

Earnings Call

Tortoise Capital Resources Corp. will host a conference call at 4:00 p.m. CT on Thursday, July 5, 2012 to discuss its financial results for the quarter. Please dial-in to the call at 1-877-407-9210 approximately five to 10 minutes prior to the scheduled start time.

The call will also be webcast in a listen-only format. A link to the webcast will be accessible at www.tortoiseadvisors.com

A replay of the call will be available until 11:59 p.m. CT August 5, 2012, by dialing 1-877-660-6853.  The ID # for playback is 286 and the Conference ID # is 396997. A replay of the webcast will also be available on Tortoise’s website at www.tortoiseadvisors.com through July 5, 2013.

11550 Ash Street, Suite 300  |  Leawood, KS 66211  |  p: 913.981.1020  |  f: 913.981.1021  |  www.tortoiseadvisors.com

Tortoise Capital Resources Corp.

About Tortoise Capital Resources Corp.

Tortoise Capital Resources Corp. (NYSE: TTO) is an energy infrastructure asset financing company that provides capital to pipeline, storage and power transmission operators. TTO's investments include securities and real assets with long-term, stable cash flows, limited commodity price sensitivity, and growth opportunities. TTO is managed by Corridor InfraTrust Management, LLC. Corridor is an affiliate of Tortoise Capital Advisors, L.L.C., an investment manager specializing in listed energy infrastructure investments with approximately $7.5 billion of assets under management as of May 31, 2012.  For more information, visit Corridor's website at www.corridortrust.com.

Safe Harbor Statement
This press release shall not constitute an offer to sell or a solicitation to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer or solicitation or sale would be unlawful prior to registration or qualification under the laws of such state or jurisdiction.

Forward-Looking Statement
This press release contains certain statements that may include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, included herein are "forward-looking statements." Although the company and Corridor InfraTrust Management, LLC believe that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the company's reports that are filed with the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required by law, the company and Corridor InfraTrust Management, LLC do not assume a duty to update this forward-looking statement. Any distribution paid in the future to our stockholders will depend on the actual performance of the company, its costs of leverage and other operating expenses and will be subject to the approval of the company's Board and compliance with leverage covenants.

11550 Ash Street, Suite 300  |  Leawood, KS 66211  |  p: 913.981.1020  |  f: 913.981.1021  |  www.tortoiseadvisors.com

Tortoise Capital Resources Corp.

Tortoise Capital Resources Corporation
CONSOLIDATED BALANCE SHEETS

	May 31, 2012	November 30, 2011

Assets	(Unaudited)
Trading securities, at fair value	$25,505,035	$27,037,642
Other equity securities, at fair value	53,314,589	41,856,730
Leased property, net of accumulated depreciation of $647,481 and $294,309 respectively	13,479,369	13,832,540
Cash and cash equivalents	3,078,640	2,793,326
Property and equipment, net of accumulated depreciation of $1,610,766 and $1,483,616 respectively	3,729,458	3,842,675
Escrow receivable	1,677,052	1,677,052
Accounts receivable	1,610,176	1,402,955
Intangible lease asset, net of accumulated amortization of $267,611 and $121,641 respectively	827,160	973,130
Lease receivable	474,152	474,152
Prepaid expenses	402,177	140,017
Receivable for Adviser expense reimbursement	-	121,962
Deferred tax asset	-	27,536
Other assets	636,831	107,679
Total Assets	104,734,639	94,287,396

Liabilities and Stockholders' Equity

Liabilities
Management fees payable to Adviser	254,957	365,885
Distribution payable to common stockholders	1,009,908	-
Accounts payable	376,571	597,157
Line of credit	840,000	-
Long-term debt	928,453	2,279,883
Lease obligation	67,960	107,550
Deferred tax liability	4,618,540	-
Accrued expenses and other liabilities	473,106	510,608
Total Liabilities	8,569,495	3,861,083

Stockholders' Equity
Warrants, no par value; 945,594 issued and outstanding at May 31, 2012 and November 30, 2011 (5,000,000 authorized)	$1,370,700	$1,370,700
Capital stock, non-convertible, $0.001 par value; 9,180,935 shares issued and outstanding at May 31, 2012 and 9,176,889 shares issued and outstanding at November 30, 2011 (100,000,000 shares authorized)	9,181	9,177
Additional paid-in capital	93,697,764	95,682,738
Accumulated retained earnings (deficit)	1,087,499	(6,636,302)
Total Stockholders' Equity	$96,165,144	$90,426,313
Total Liabilities and Stockholders' Equity	$104,734,639	$94,287,396

Book value per share (total stockholders' equity divided by shares outstanding)	$10.47	$9.85

11550 Ash Street, Suite 300  |  Leawood, KS 66211  |  p: 913.981.1020  |  f: 913.981.1021  |  www.tortoiseadvisors.com

Tortoise Capital Resources Corp.

Tortoise Capital Resources Corporation
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

		For the three months ended May 31, 2012	For the three months ended May 31, 2011	For the six months ended May 31, 2012	For the six months ended May 31, 2011
Revenue
Sales revenue		$1,439,958	$-	$3,877,268	$-
Lease income		38,244	-	1,276,488	-
Total Revenue		2,078,202	-	5,153,756	-

Expenses
Cost of sales (excluding depreciation expense)		1,031,114	-	3,035,786	-
Management fees, net of expense reimbursements		254,965	241,193	502,346	475,873
Asset acquisition expense		94,699	-	94,699	-
Professional fees		268,935	82,952	377,513	163,828
Depreciation expense		246,828	-	493,633	-
Operating expenses		189,165	-	361,806	-
Directors' fees		14,730	15,396	29,311	29,969
Interest expense		25,229	-	52,638	-
Other expenses		78,402	58,664	135,662	117,058
Total Expenses		2,204,067	398,205	5,083,394	786,728
Gain (loss) from Operations
	$	$ (125,865.00)	$(398,205.00)	$70,362.00	$(786,728.00)

Other Income
Net distributions and dividend income on securities		$55,462	$293,396	$140,724	$855,182
Net realized and unrealized gain (loss) on trading securities		(3,600,082)	(200,409)	(737,810)	1,221,919
Net realized and unrealized gain on other equity securities		6,837,407	4,641,480	12,906,601	3,896,897

Total Other Income		$3,292,787	$4,734,467	$12,309,515	$5,973,998
Income before income taxes		$3,166,922	$4,336,262	$12,379,877	$5,187,270

Taxes
Current tax expense		-	(200,000)	(10,000)	(200,000)
Deferred tax expense		(1,190,162)	(1,353,250)	(4,646,076)	(1,090,988)
Income tax expense, net		(1,190,162)	(1,553,250)	(4,656,076)	(1,290,988)
Net Income		$1,976,760	$2,783,012	$7,723,801	$3,896,282

Earnings Per Common Share:
Basic and Diluted		$0.22	$0.30	$0.84	$0.43

Weighted Average Shares of Common Stock Outstanding:
Basic and Diluted		9,180,935	9,156,931	9,178,923	9,151,776
Dividends declared per share		$0.11	$0.10	$0.22	$0.20

11550 Ash Street, Suite 300  |  Leawood, KS 66211  |  p: 913.981.1020  |  f: 913.981.1021  |  www.tortoiseadvisors.com

Tortoise Capital Resources Corp.

Tortoise Capital Resources Corporation
CONSOLIDATED STATEMENTS OF EQUITY

	Capital Stock
	Shares	Amount	Warrants	Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total
Balance at November 30, 2010	9,146,506	9,147	1,370,700	98,444,952	(4,345,626)	95,479,173
Net Income					2,922,143	2,922,143
Distributions to stockholders sourced as return of capital				(3,755,607)		(3,755,607)
Reinvestment of distributions to stockholders	30,383	30		252,212		252,242
Consolidation of wholly-owned subsidiary				741,181	(5,212,819)	(4,471,638)
Balance at November 30, 2011	9,176,889	9,177	1,370,700	95,682,738	(6,636,302)	90,426,313
Net Income					7,723,801	7,723,801
Distributions to stockholders sourced as return of capital				(2,019,361)		(2,019,361)
Reinvestment of distributions to stockholders	4,046	4		34,387		34,391
Balance at May 31, 2012 (Unaudited)	9,180,935	$9,181	$1,370,700	$93,697,764	1,087,499	96,165,144

11550 Ash Street, Suite 300  |  Leawood, KS 66211  |  p: 913.981.1020  |  f: 913.981.1021  |  www.tortoiseadvisors.com

Tortoise Capital Resources Corp.

Tortoise Capital Resources Corp.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

Operating Activities
Net Income	$7,723,801	$3,896,282
Adjustments:
Distributions received from investment securities	2,243,537	781,243
Deferred income tax, net	4,646,076	1,090,988
Depreciation expense	493,633	-
Amortization of intangible lease asset	145,969	-
Amortization of assumed debt premium	(68,430)	-
Realized and unrealized (gain) loss on trading securities	737,810	(1,221,919)
Realized and unrealized gain on other equity securities	(12,906,601)	(3,896,897)
Changes in assets and liabilities:
Decrease in interest, dividend and distribution receivable	-	38,779
Increase in accounts receivable	(207,221)	-
Increase in prepaid expenses and other assets	(791,312)	(66,045)
Increase in management fees payable to Adviser, net of expense reimbursement	11,034	22,902
Decrease in accounts payable	(220,586)	-
Decrease in accrued expenses and other liabilities	(37,499)	(67,723)
Net cash provided by operating activities	$1,770,211	$577,610

Investing Activities
Purchases of long-term investments		(17,072,676)
Proceeds from sales of long-term investments		43,336,412
Proceeds from sale of property and equipment	3,076	-
Purchases of property and equipment	(30,321)	-
Net cash provided by (used in) investing activities	$(27,245)	$26,263,736

Financing Activities
Payments on long-term debt	(1,283,000)	-
Payments on lease obligation	(39,590)	-
Advances from revolving line of credit	1,045,000	-
Repayments on revolving line of credit	(205,000)	-
Distributions paid to common stockholders	(975,062)	(826,451)
Net cash used in financing activities	$(1,457,652)	$(826,451)

Net Change in Cash and Cash Equivalents	$285,314	$26,014,895
Cash and Cash Equivalents at beginning of year	2,793,326	$1,466,193
Cash and Cash Equivalents at end of quarter	$3,078,640	$27,481,088

Contact Information
Rachel Stroer, Investor Relations, (913) 387-2797, info@corridortrust.com

11550 Ash Street, Suite 300  |  Leawood, KS 66211  |  p: 913.981.1020  |  f: 913.981.1021  |  www.tortoiseadvisors.com